Exhibit 99.1

FINAL TRANSCRIPT

MWP - MarkWest Energy Partners and MarkWest Hydrocarbon Conference Call

Event Date/Time: Sep. 06. 2007 / 1:00PM ET

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CORPORATE PARTICIPANTS

Dan Campbell

MarkWest Hydrocarbon, Inc. - Assistant Treasurer

Frank Semple

MarkWest Hydrocarbon, Inc. - President, CEO

Nancy Buese

MarkWest Hydrocarbon, Inc. - CFO

Andy Schroeder

MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

CONFERENCE CALL PARTICIPANTS

Ron Londe

A.G. Edwards & Sons - Analyst

Selman Akyol

Stifel Nicolaus & Company - Analyst

Jim Gibbons

JPMorgan Chase & Company - Analyst

Will Hardy

RDC Dain Rauscher - Analyst

Mark Easterbrook

RBC Capital Markets - Analyst

James Jampel

HEIT Hedge - Analyst

Louis Chamols

Lucas Zimmer - Analyst

Robert Lane

SMH Capital - Analyst

Brian Hennessey

Tribeca Management - Analyst

PRESENTATION

Operator

Welcome to the MarkWest Energy Partners and MarkWest Hydrocarbon conference call.

All lines are on listen-only mode until the question-and-answer session of today’s conference. This conference is being recorded. If you have any objections please disconnect at this time.

I will now turn the all over to Dan Campbell. Thank you, sir, you may begin.

Dan Campbell - MarkWest Hydrocarbon, Inc. - Assistant Treasurer

Thank you, Barry. This is Dan Campbell and I’m the Assistant Treasurer here at MarkWest and we thank you for joining us today.

To begin, this call is being made in respect of a proposed merger transaction involving MarkWest Energy Partners and MarkWest Hydrocarbons. In connection with the transactions, MarkWest Hydrocarbons and the partnership will file a joint proxy statement and other documents with the Securities and Exchange Commission in relation to the transaction and the joint proxy statement and prospectus will be sent to securities holders of both MarkWest Energy Partners and MarkWest Hydrocarbons seeking their approval of the transaction.

Investors and security holders may also obtain a free copy of the joint proxy statement and prospectus when it is available and other documents containing information about MarkWest Energy Partners and MarkWest Hydrocarbons without charge at the SEC’s Web site at www.sec.gov. And copies of the joint proxy statement and the prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement and prospectus may also be obtained free of charge by directing a request to MarkWest Investor Relations Department at 866-858-0482 or by accessing our Web site at www.markwest.com.

Before making any voting or investment decisions, securities holders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

I would also like to remind you that we will be including forward-looking statements in our comments today which include risks and uncertainties and are not guarantees of future performance. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.

Although we believe that the expectations expressed today are reasonable, we can give no assurance that the expectations will prove to be correct, and we caution you that projected performance or distribution may not be achieved. Factors that could cause actual results to differ materially from their expectations are included in the periodic reports we file with the SEC. We encourage you to carefully review and consider the cautionary statements and other disclosures made in those filings specifically those under the heading, “Risk Factors.”

And with that, I’ll turn the call over to Frank Semple, President and Chief Executive Officer.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Thanks, Dan, and thanks to everyone for joining us to discuss yesterday’s announced merger of MarkWest Hydrocarbon and MarkWest Energy Partners.

Hopefully you’ve all had an opportunity to review the press release. And on behalf of both boards and the entire MarkWest team, I will say that we’re very excited about the merger (inaudible) and the positive implications for both MarkWest Hydrocarbon and MarkWest Energy Partners.

Now, I’m going to start with a brief overview of the transaction and touch on what we think are some of the key issues that you want us to cover and then we’re going to provide an opportunity for questions. I’ll also say that joining me today is Nancy Buese, our Chief Financial Officer, John Mollenkopf, our Chief Operating Officer, Randy Nickerson, our Chief Commercial Officer and Andrew Schroeder, our VP of Finance and Treasurer.

Let me take you back a bit and just remind you that a, of little bit of the history behind this transaction. Back in February, we announced that the boards of directors of Energy Partners and Hydrocarbon were evaluating a potential transaction between the two companies.

The current relationship between the two companies is complex, and it took time to develop a structure that would provide long-term value and result in a fair transaction for both sets of equity holders. The great news is that the two boards have now approved the merger agreement which, of course, is subject to unit holder and shareholder approval.

In simple terms, the merger can be characterized as an acquisition by Energy Partners of all the outstanding shares of Hydrocarbon, making Hydrocarbon a wholly owned subsidiary of Energy Partners.

I recognize a lot of the names of the people that are on the call today and I know that most of you realize that the assets of Hydrocarbon are substantial. They include 89.7% of the general partner of Energy Partners, approximately 5 million common units of MarkWest Energy Partners, and a significant NGL marketing business.

The consideration for this acquisition will be a combination of cash and Energy Partners units, which will result in the existing Hydrocarbon shareholders owning a significant percentage of Energy Partners. Now I’m going to talk in a minute in a little bit more detail about that consideration.

The reason that we’re so excited about the merger is because it helps us better accomplish our primary business objective which is to provide superior and sustainable returns for our equity holders.

Now there’s three key drivers here. First, the transaction will eliminate the incentive distribution rights for the IDRs. This will significantly reduce the partnership’s future cost of equity capital.

Second, our corporate structure will be dramatically simplified, which reduces the duplication of services required to maintain two public companies. And finally, it allows the MarkWest team to focus on driving value for one set of public equity owners.

Simply stated, this transaction will allow us to couple our proven customer-focused growth strategy with a simplified corporate structure, and significantly lower cost of capital and we firmly believe this transaction will be a win-win for both sets of equity holders.

Now, as with all transactions of this type, we will be filing a proxy statement that will include detailed economic analysis related to the merger. However, I want to reinforce that the process that led to the merger agreement was very disciplined and was supported by independent committees of each board of directors, and each committee and their respective financial legal advisors determined that the transaction is fair from an economic standpoint to the respective unit holders and shareholders.

For the Hydrocarbon shareholders, the consideration in the transaction is a 22% premium to yesterday’s closing price. And for the Energy Partners unit holders, there is substantial upside to future distributions from the elimination of the IDRs and the resulted decrease in the cost of equity capital.

In the near-term, based on the analysis of management and the independent financial advisors, the transaction will be accretive in year one on a DCF per unit basis for the Energy Partners common unit holders.

Now, let me briefly explain the accretion analysis because I know that’s going to be a question. The Energy Partners units formerly owned by Hydrocarbon, including the IDRs, will be exchanged for a special class of Energy Partners units.

These units will continue to receive distributions from the partnership. What this means structurally is that cash will continue to flow to Hydrocarbon in the form of distributions.

This cash, in combination with the cash flow from the NGL marketing business, will be offset by income tax expense and interest expense from the intercompany loan from Energy Partners that was used to fund the redemption of the Hydrocarbon shares, the $240 million that I discussed earlier. The remaining cash flow will be dividended back up to the partnership.

The effect of this structure is that a portion of the cash that was formerly used to fund the IDRs is now available for distribution for the common unit holders. We believe this accretion will be modest in 2008 and will continue to grow as we execute on our growth strategy.

The mechanics of the transaction are relatively simple. The consideration to be paid for each share of Hydrocarbon is $20 of cash and 1.285 Energy Partners units.

Shareholders have flexibility. They can elect to receive that stated consideration, the $20 in cash and or 1.285 exchange, or shareholders can elect to receive all cash, all units, or a combination thereof.

You’ve got to keep in mind that we are bound by the parameters of not issuing more than 15.4 million common units and not using more than $240 million of cash. The cash portion of the transaction will be funded by the issuance of new debt which has been secure through our lead bank, RBC Capital Markets.

MarkWest Energy will also acquire the general partner interest currently held by key members of the management team. Since the transaction allows for the complete extinguishment of the incentive distribution rights, the acquisition by the general partner interest held by the key members of management means that going forward our long-term incentive plans will be based solely upon common unit equity, thereby strongly aligning the interest of management and the unit holders.

In addition, MarkWest Hydrocarbon NGL marketing business will be acquired by Energy Partners. The processing agreement between Energy Partners and Hydrocarbon will continue to exist.

We’re successfully managing the associated commodity risk today, including the fact that we’ve hedged a substantial portion of that risk and those positions through the first quarter of 2010 at frac spreads well north of $0.30 per gallon. And we are confident in our ability to continue managing the risk keeping in mind that with our growth over the past several years, these contracts represent an increasingly smaller portion of our overall cash flow.

I also want to mention from a governance perspective, the transaction simplifies considerably our corporate structure. Three Hydrocarbon board members will join the current Energy Partners board increasing that board to a total of 10. And the partnership agreement is being amended to provide for annual unit holder elections of the general Partners board members.

Now, before we move to the Q&A, let me give you a sense as to the timing of the transaction.

As I mentioned, we signed the merger agreement yesterday and expect to file the proxy within the next 60 days. The transaction requires a majority of shareholders and unit holder approval and depending on the length of the SEC review process, we anticipate the transaction will close in the first quarter of 2008, possibly sooner.

We are extremely focused on minimizing this time frame but with the current schedule, it looks like we will close in the first quarter of 2008. I also want to mention that the dividends and distributions will continue be paid on a normal quarterly schedule until the transaction closes.

So now, if I could have Barry help us, let’s turn to any questions that we might have.

QUESTIONS AND ANSWERS

Operator

Thank you. We will now begin the question-and-answer session. (OPERATOR INSTRUCTIONS) One moment for your first question. Your first question comes from Ron Londe of A.G. Edwards.

Ron Londe - A.G. Edwards & Sons - Analyst

Thanks.

You went through the formula and the explanation of the accretiveness of the deal in 2008 pretty quickly and it was kind of clear as mud. Could you kind of, you know, go through that again slower?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Yes, Ron, this is Frank. Let me do this.

My discussion in my comments was really around, you’re right, it was around the structure and how that structure drives the cash flow between the special units and the common units. Let me ask Andy to get a little bit more granular in terms of the pre-merger versus the post-merger cash flows and how that drives the accretion between those two.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Sure. Really, Ron when you look at it on a — if you look at the Company on a pre-transaction basis, where we are on the IDRs and given our existing level of distributable cash flow, we have a significant portion of that cash by our calculations is allocated to the GP interest. And when you eliminate those IDRs on a going forward basis, basically what that does is while, yes, we’re issuing new units to the MarkWest Hydrocarbon shareholders as a part of this transaction, the extinguishment of the IDRs in exchange for those Class A units has a portion of the Energy Partners operating cash flow is then paid into MarkWest Hydrocarbon as a subsidiary.

Really, looking to deal with the interest expense as being incurred as part of the transaction and to deal with the associated income taxes that Hydrocarbon incurs on a going forward basis, as a unit holder of those Class A units Hydrocarbon will have a share of the taxable income to be accounted for in that regard. The cash that’s then left over will be available to be paid as dividends from Hydrocarbon back to Energy Partners.

That cash is allocated only to the common unit holders. That’s really the distinction between the new class of units that’s held by Hydrocarbon and all of our other common unit holders is that the class held by Hydrocarbon does not share in the Hydrocarbon dividends or any other income from Hydrocarbon.

Kind of at the end of the day, when you get to that analysis, there’s, as we indicated, you get to a moderate level of accretion on a consistent view of distributable cash flow from Energy Partners.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay.

From the standpoint of the amount of money you’re going to have to borrow for the cash, you know, the cash portion, the $240 million, is that going to be lower because of the cash held at Hydrocarbons?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Yes, it will.

Ron Londe - A.G. Edwards & Sons - Analyst

So what’s the total amount of, like, borrowing that you’re going to have to do?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

We will incur an incremental $225 million of debt to fund the transaction.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay. And the units held by Hydrocarbons, they’ll be extinguished?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

They will be exchanged as well for the new class of units to be issued to Hydrocarbon.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay. So how many units will be totally outstanding after the transaction?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

There’s 36.5 million common units outstanding today. There’s about — in addition to the 15.4 million units to be issued in the transaction, we’re anticipating somewhere around 1 million units to be issued to the Class B general partner members as a part of that transaction.

And we’re looking that we will eliminate, as we said, as we talked about, the 4.9 million units that Hydrocarbon owns today will be exchanged and eliminated. So we’re looking to have somewhere around 48.1 million common units outstanding post-transaction.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay.

There’s some facility expenses and some other expenses that are on the Hydrocarbon side of the equation. How are those going to be factored into the merger?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

The way to think about that, Ron, is essentially the operating expenses associated with the NGL marketing business will remain with Hydrocarbon, as I mentioned earlier. The corporate expenses will be reduced as a result of this merger is just simply because we’re eliminating a couple of company costs and a part of the administrative costs to support the MarkWest Hydrocarbon.

Ron Londe - A.G. Edwards & Sons - Analyst

What’s your estimate on the cost savings for the public company expenses?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

(Inaudible) what we modeled, I think Andy was around 3?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

We modeled between 2 and $3 million on an annual basis.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay. Is there still going to be a 2% GP interest outstanding? How does that work into the equation?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

That’s canceled as well a part of that exchange for the new class of units.

Ron Londe - A.G. Edwards & Sons - Analyst

So there’s basically no GP, or the GP’s out there but it doesn’t get —

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

It will remain as a noneconomic general partner and it will be there really for governance purposes.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay.

Now, you said that the — you have hedges in place out to 2010 on the marketing side of the business. And you commented on the percentage of the cash flow of the entire post operation would be, you know, lower.

What do you expect that percentage to be for 2008? Percentage of the marketing, the cash flow from marketing as a percentage of the whole?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

I expect, Ron, that we would — we see that, again, kind of, you’ve still got a segregation of the northeast business unit segment on the Energy Partners side from the Hydrocarbon business.

And if I just look at the pure Hydrocarbon NGL marketing business, we would anticipate a contribution that’s consistent with what we reported there, which would be somewhere on a cash flow basis between 10 and $20 million. And that would be after the payment of the fees for the processing activities that the northeast business unit, the present northeast business unit receives.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay. All right. That’s all I have for now.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Thanks, Ron.

Operator

Thank you. Your next question comes from Selman Akyol of Stifel Nicolaus.

Selman Akyol - Stifel Nicolaus & Company - Analyst

Thank you. Ron, asked most of the questions. Two of them, if I may.

First of all, what’s the largest obstacles to getting the deal closed?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Well, I think we kind of would characterize that in terms of gating elements. We believe that the key issues will be getting the proxy completed and filed. There’s a lot of work to be done there and we hope to accelerate that as much as possible.

The second component is going to be the SEC review. And then we have the unit holder and the shareholder votes. Those are of kind of gating elements.

Are they challenges? We feel like we have got a very good perspective and a process in place to project manage those elements, but we certainly will be at the, it will be driven significantly by the SEC process. I think that’s probably the biggest unknown that we have right now.

We’ll be, our management team will certainly be out in the markets. We’ll be talking publicly about this transaction with the typical road show type of process starting immediately. So we’ll have a lot of opportunities to educate the market and our current unit holders and shareholders about the transactions. So we look forward to that.

But those are our gating elements. Like I said, we have, as you would imagine, kind of an aggressive schedule in mind that could possibly get us to the finish line by the end of the year but more likely it’s going to be in the first quarter of ‘08.

Selman Akyol - Stifel Nicolaus & Company - Analyst

Okay. And then just head count reductions. Would we expect to see a lot of that?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

I’m sorry, I didn’t hear that question. Could you repeat?

Selman Akyol - Stifel Nicolaus & Company - Analyst

Head count reductions, would we expect to see a lot of that?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

No. No.

Selman Akyol - Stifel Nicolaus & Company - Analyst

Okay. Thank you.

Operator

Thank you. Your next question comes from the Jim Gibbons of JPMorgan.

Jim Gibbons - JPMorgan Chase & Company - Analyst

Good afternoon. A few — two questions.

Number one, if we can go back a bit to the mathematics on the number of common units outstanding, you currently have 36 million, I believe?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

36.5, correct.

Jim Gibbons - JPMorgan Chase & Company - Analyst

36.5.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Right.

Jim Gibbons - JPMorgan Chase & Company - Analyst

Plus 1 million of the Class B shares owned by management of MWP, plus 15.4 million as part of the exchange.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Okay.

Jim Gibbons - JPMorgan Chase & Company - Analyst

That comes out to roughly 53 million units.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Right. And then Jim, MarkWest Hydrocarbon owns 4.9 million.

Jim Gibbons - JPMorgan Chase & Company - Analyst

4.9. I understand that.

But you had said earlier in the introduction that those units would continue to be owned by MWP and the distributions would be paid to MWP and used in part for the bank financing and any balance plus the proceeds of the NGL marketing would then be remitted back to MWE. So those units are still outstanding.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

No, they will be retired in exchanged for a portion of the new class of units to be issued, Jim, that will be owned by Hydrocarbon going forward.

Jim Gibbons - JPMorgan Chase & Company - Analyst

That will have the same $0.53 per unit distribution rate?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

No, they will not.

Jim Gibbons - JPMorgan Chase & Company - Analyst

Oh, okay. All right. Is the financing — I assume you’re proposing a bank financing at the new MWP level?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Actually, with the financing to close the transaction will be at the MarkWest Energy Partners level with our bank group there.

Jim Gibbons - JPMorgan Chase & Company - Analyst

Yep.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

And Energy Partners will loan the proceeds of that funding on an intercompany basis to Hydrocarbon to facilitate the redemption which is the first step of the transaction.

Jim Gibbons - JPMorgan Chase & Company - Analyst

So the debt will remain at least at closing at MWE.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Correct.

Jim Gibbons - JPMorgan Chase & Company - Analyst

(Inaudible) could be MWE level. Okay.

I presume that this has no effect on your guidance or at least your, at least upon perspective EBITDA or distributable cash flow?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Yes, Jim, the only guidance we provided on that level at this point is through 2007. So, no, it will not.

Jim Gibbons - JPMorgan Chase & Company - Analyst

Okay.

But going forward will it have the material effect as we run our estimates? It shouldn’t, should it in a material sense?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

I don’t believe so, no.

Jim Gibbons - JPMorgan Chase & Company - Analyst

Approximately, you cited earlier the contribution from the NGL business.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Right.

Jim Gibbons - JPMorgan Chase & Company - Analyst

How will, will that have a market effect, a material effect on distributable cash flow? Now that it resides under MWE?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

(Inaudible) the distributable cash flow ultimately but the interest expense on the new incremental debt will be a subtraction from distributable cash flow. So those two will tend to more or less offset each other.

Jim Gibbons - JPMorgan Chase & Company - Analyst

So that’s a little over — that’s somewhere between 11 or $12 million a year? I’m just estimating what your interest, I don’t know what your interest — I guess your interest is a little more than that, but, obviously what we have to be able to do is ultimately model the interest expense as an expense.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Correct.

Jim Gibbons - JPMorgan Chase & Company - Analyst

Associated with financing and then the revenue and margin associated with the additional business that is now part of MWE.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Right. And I think that from an EBITDA perspective, that the 10 to $20 million number that I referred to in Ron’s question is the incremental add on that front, the interest expense associated with the new debt for the transaction is an incremental in terms of the overall cash flow picture, and then those are probably the elements I think getting to what you are looking for.

Jim Gibbons - JPMorgan Chase & Company - Analyst

Okay. Thanks. Thank you ever so much.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

All right, Jim.

Operator

Thank you. Your next question comes from Will Hardy of RDC Dain.

Will Hardy - RDC Dain Rauscher - Analyst

Frank, I just want to say this is a great day. Congratulations.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Thank you.

Will Hardy - RDC Dain Rauscher - Analyst

A couple of questions.

I think that the cash flow has been beat to death here. We’re assuming your cash flow numbers will continue accrete modestly and the dividend increases will continue to come modestly.

My other questions really pertain to — is there a lockup on this? I haven’t had a chance to pull up any SEC information, but is there a lockup? What happens if a new buyer happens to come spoil the party? I’m sorry, I can’t hear you.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Well, there is a provision in the merger agreement that provides MarkWest Hydrocarbon through their independent committee and their advisors to actively solicit potential buyers during a 30-day period. The 30-day period started yesterday and it will extend for 30 days. So it’s a fairly typical [go shop] provision.

Will Hardy - RDC Dain Rauscher - Analyst

With John’s ownership position I think over 50%, is his vote excluded from the rest of the shareholders of Hydrocarbons?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

No. He owns — the Fox family only controls something slightly less than 50%, between 45, 50% and he is not, the Fox family is not excluded from the vote.

Will Hardy - RDC Dain Rauscher - Analyst

And what would you guesstimate is his ownership to be after this transaction of MWE?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

It will be in about the 15% range.

Will Hardy - RDC Dain Rauscher - Analyst

Okay. And I assume you know who your slate of directors will be. Will he be one of those?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Yes, John Fox will be one of the directors because of his current position on the GP board.

Will Hardy - RDC Dain Rauscher - Analyst

Okay.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

And the three, as I mentioned earlier, there will be three existing Hydrocarbon directors that will join the existing Energy Partners board. And that will be facilitated through the standard nomination and governance process.

Will Hardy - RDC Dain Rauscher - Analyst

Well, once again, I salute you all. I think this is an outstanding deal and as a shareholder, congratulations.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Thank you very much.

Operator

Thank you. Your next question comes from Mark Easterbrook of RBC Capital Markets.

Mark Easterbrook - RBC Capital Markets - Analyst

Good afternoon, everyone. A lot of my questions have been asked.

But just wondering why was Hydrocarbons, why will that remain a subsidiary? Is there some tax reasons? I mean why not just go out and consolidate that into MWE?

Nancy Buese - MarkWest Hydrocarbon, Inc. - CFO

Yes, that’s pretty much it, Mark. This is a, structurally, it’s a bit complex because of the existing structure between the corporation and the partnership, but definitely, it is somewhat tax driven and the C Corp does need to continue to operate and we fell like we’ve got a pretty efficient structure to go forward given where we started.

Mark Easterbrook - RBC Capital Markets - Analyst

Okay. And then the GP as it stands post-transaction, does it still control the whole partnership?

Nancy Buese - MarkWest Hydrocarbon, Inc. - CFO

It will essentially be a noneconomic interest.

Mark Easterbrook - RBC Capital Markets - Analyst

Noneconomic. Okay.

Nancy Buese - MarkWest Hydrocarbon, Inc. - CFO

Correct.

Mark Easterbrook - RBC Capital Markets - Analyst

And then running through your models, what type of interest rate are you assuming on that debt that you’re going to put out?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

It will be consistent with Energy Partner’s borrowing rates right now, Mark.

Mark Easterbrook - RBC Capital Markets - Analyst

Okay.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

On its revolving facility.

Mark Easterbrook - RBC Capital Markets - Analyst

And then the exchange rate of 1.28, I’m assuming that’s fixed?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Yes.

Mark Easterbrook - RBC Capital Markets - Analyst

Okay. And then the last question.

I guess when you put out the proxy we’ll get a better description of the transaction with that other, the 10% of the GP that’s owned by, I guess, the management team, we’ll get a better description of what that transaction entails?

Nancy Buese - MarkWest Hydrocarbon, Inc. - CFO

You can also find some more information on that in our 8-K that was filed this morning.

Mark Easterbrook - RBC Capital Markets - Analyst

Okay. All right. Thanks.

Operator

Thank you. Your next question comes from James Jampel of HITE Hedge.

James Jampel - HEIT Hedge - Analyst

My questions have been answered. Thanks.

Operator

Thank you. Your next question comes from Louis Chamois of Zimmer Lucas.

Louis Chamois - Lucas Zimmer - Analyst

Hi. Congratulations, everyone. This is definitely very positive for both entities. My question, I guess, was just asked.

In terms of the compensation that was paid for that 10% of the GP held by members of management, was that purely the 1 million common units or was there some cash component as well? How does that work?

Nancy Buese - MarkWest Hydrocarbon, Inc. - CFO

There’s both a cash and a unit consideration component.

Louis Chamois - Lucas Zimmer - Analyst

Okay.

Nancy Buese - MarkWest Hydrocarbon, Inc. - CFO

The terms of that are also outlined in the GP contribution agreement that was 8-Ked this morning.

Louis Chamois - Lucas Zimmer - Analyst

Okay. But in terms of the cash, is that included in that 225 number, that net cash number that you’re going to need to raise or that incremental to that?

Nancy Buese - MarkWest Hydrocarbon, Inc. - CFO

No, that’s all included.

Louis Chamois - Lucas Zimmer - Analyst

Included. Okay. Excellent. And the units were the 1 million units? Did I hear that correctly?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

That’s the approximate number, yes.

Louis Chamois - Lucas Zimmer - Analyst

All right. Great.

And then in terms of the approximate amount or level of distributions that are going to be paid to those Class A units, do you have estimated aggregate number based on the current distribution level?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

We don’t right now, Louis.

Louis Chamois - Lucas Zimmer - Analyst

Okay. All right. Well, thanks a lot.

Operator

Thank you. Your next question comes from Robert Lane of SMH Capital.

Robert Lane - SMH Capital - Analyst

Hey, guys. A couple of questions.

One’s going to be sort of beating a dead horse with a dead horse, but the first is, I want to know a bit about the planned participation expense and that non-cash portion. What’s going to happen there? That had flown through the general partner. Just sort of want to know what’s going to happen with that expense right there.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

That will go away.

Robert Lane - SMH Capital - Analyst

Okay.

And then the second thing is, and I hate to harp on it, but it seems we are talking about $20 million or so of additional interest expense on annual basis, and y’all were talking about 10 to $20 million of additional EBITDA by having MarkWest Hydrocarbon, if I understood correctly, as a subsidiary now.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Right.

Robert Lane - SMH Capital - Analyst

But I’m just sort of looking through the historicals of MarkWest Hydrocarbon and it seems for it to reach 10 to $20 million a year would be a bit of a stretch compared to what it had done on a standalone basis in the past. I was wondering if you could help buildup that number for me a bit?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Robert, you have the same participation plan, non-cash compensation issues inside Hydrocarbon as you do with Energy Partners, which represented a significant reduction to net income at that level, and additionally, with those hedge positions we’ve got non-cash mark-to-market adjustments reflected in our financial statement there.

So again, the 10 to $20 million is our view on a cash flow basis as we look at kind of the current market environment on the commodities front given the level of hedges that we have in place.

Robert Lane - SMH Capital - Analyst

Okay. Thank you.

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Okay.

Operator

Thank you. Your next question comes from Ron Londe of A.G. Edwards.

Ron Londe - A.G. Edwards & Sons - Analyst

Yes, my question is just kind of structural question. For Hydrocarbon holders that want to elect just getting units and no cash, are they going to have any priority in the exchange? I mean, what’s the priority going to be when someone sends in their proxy and says I want all units?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Ron, the priority goes to those who request the stated consideration, and then once that has been satisfied it will really depend upon the overall level of requests between units and cash.

Ron Londe - A.G. Edwards & Sons - Analyst

So the first consideration will be the 1.285 plus $20 in cash? And whatever’s left over, how is that going to work?

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

Pardon me?

Ron Londe - A.G. Edwards & Sons - Analyst

After you —

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Ron, it’s Frank. I know we’re all trying to talk at one time here. But just to repeat, yes, the first priority goes to the stated consideration of $20 in cash and the 1.285.

Then you would essentially, in my simplified view off this, then you would look at all the cash requests, all the equity, the unit requests and then you would have to allocate within the boundaries, the [electable] boundaries, if you will, of cash and equity in order to try to satisfy those requirements.

Andy, anything —

Andy Schroeder - MarkWest Hydrocarbon, Inc. - VP Finance, Treasurer

No, I think that’s a fair characterization.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

But I think the key here is that the first priority and the points you made, the first priority is the $20 in cash and 1.285 and then we’ll essentially try to satisfy all the rest of the requests with the boundaries around the remaining cash and equity and it’ll be out in just a pure allocation.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay.

Also I just want to make sure I’m understanding this correctly. The current distribution on MWE, $2.12 and if we multiply that times 1.285 that would equate to $2.72? Or the income for a unit holder, then they would also have $20 in cash to go out and investment and earn more income if they desire to, right?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

With incremental cash?

Ron Londe - A.G. Edwards & Sons - Analyst

Yes.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Yes.

Ron Londe - A.G. Edwards & Sons - Analyst

So that’s a good way of looking at it?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

I think that’s a great way of looking at it.

Ron Londe - A.G. Edwards & Sons - Analyst

Versus $1.44 that Hydrocarbon’s holders are getting now?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Thanks, Ron.

Ron Londe - A.G. Edwards & Sons - Analyst

Mm-hmm.

Operator

Thank you. Your next question comes from Brian Hennessey of Tribeca.

Brian Hennessey - Tribeca Management - Analyst

Hi. I may have missed this but what is the new distribution level going to be for MWE post-merger?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Brian, I’m sorry, I just couldn’t understand the question.

Brian Hennessey - Tribeca Management - Analyst

What is the new distribution level going to be MarkWest Energy Partners post the deal?

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Distribution level? You’re talking about pro forma merger, post-merger?

Brian Hennessey - Tribeca Management - Analyst

Right. Post-merger.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Well, we talked about the accretion, the anticipated accretion to the commons as a result of this merger being modest in ‘08 and then growing beyond ‘08 based on our growth, our ability to execute our growth plan. Does that answer (inaudible).

Brian Hennessey - Tribeca Management - Analyst

Pretty much. I’ll follow-up after the call. Thanks.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Okay. Thanks.

Operator

Thank you. Our final question comes from Mark Easterbrook of RBC Capital Markets.

Mark Easterbrook - RBC Capital Markets - Analyst

Yes, just a quick follow-up.

Have you talked to your institutional holders and/or John Fox and whether they’re going to be taking most of their shares in equity? What the question is driving as is a lot of institutions may not be able to take the MLP units and want all cash.

Nancy Buese - MarkWest Hydrocarbon, Inc. - CFO

That’s why we’re giving the opportunity to elect all cash or all units.

Mark Easterbrook - RBC Capital Markets - Analyst

But you don’t think there’s going to be a scenario where you have a lot of people just going after cash because they can’t take the MLP units?

Nancy Buese - MarkWest Hydrocarbon, Inc. - CFO

We’re offering that opportunity and we’ll work for equalization but that’s certainly a consideration that we do understand.

Mark Easterbrook - RBC Capital Markets - Analyst

Okay. Thanks.

Operator

Thank you. At this time, I’d like to turn the call over to Frank Semple for closing remarks.

Frank Semple - MarkWest Hydrocarbon, Inc. - President, CEO

Okay, Barry. Thanks. I assume we don’t have any more questions.

And at the risk of being repetitive, because I know we’ve covered a lot of territory this morning, but I do want to provide a wrap-up of sorts. We see this transaction as a strategic, a very significant strategic event for MarkWest and all our owners.

I think you can get a sense from our comments today that we’re extremely excited about our ability to couple what we believe is a pretty strong track record of service to our customers, operational excellence and growth with a much more competitive cost of capital. We really love that position that this — that will result from this merger. We believe it’s a very powerful combination.

And speaking for the entire MarkWest team, we look forward to all the future challenges and opportunities in this great market that we’re in. So thanks for your time.

As I mentioned earlier, we’re going to be out on the road speaking publicly and available for further discussion. You know where to reach us. Dan, Andy, Nancy, myself, call us any time, but, again, thanks so much for your attention and support and we look forward to the future discussions. Thanks a lot.

Operator

This concludes today’s conference call. Thank you for joining. You may disconnect at this time. Thank you.

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